Exhibit 10.3

LIEN RELEASE AND AMENDMENT AGREEMENT

THIS LIEN RELEASE AND AMENDMENT AGREEMENT (this “Agreement”) is made and entered into this 22nd day of December, 2015, by Republic Capital Access, LLC (“RCA”), BAM Administrative Services, LLC (“Bank”) and Implant Sciences Corporation (“Customer”).

WHEREAS, Bank has agreed to make certain financial accommodations to Customer.

WHEREAS, pursuant to various loan, note purchase and/or security agreements between Bank and Customer (the “Bank Credit Agreement”), the Customer has granted to Bank a security interest in and lien upon all of the property of the Customer and the products and proceeds thereof (the “Bank Collateral”).

WHEREAS, pursuant to that certain Accounts Receivable Purchase Agreement, dated as of December 11,2015 (the “RCA Purchase Agreement”), RCA has agreed to provide certain financial accommodations to the Customer and to purchase certain specific account receivables from Customer.

WHEREAS, the Customer wishes to limit those accounts receivable which the Customer may sell to RCA and which RCA may purchase from the Customer under the RCA Purchase Agreement to only those accounts receivable and related proceeds sold by Customer to RCA as described on Exhibit A (the “Specified Accounts Receivable”).

WHEREAS, in connection with the RCA Purchase Agreement, the Customer has granted to RCA, only in the event that a court of competent jurisdiction or governmental authority determines that RCA did not purchase such Specified Accounts Receivable from the Customer, a security interest in and lien upon such Specified Accounts Receivables.

WHEREAS, in order to induce (a) RCA to enter into the RCA Purchase Agreement with the Customer and (b) Bank to enter into this Agreement, each of RCA and the Bank requires that each party hereto (including Customer) enter into this Agreement to, among other things (1) amend the RCA Purchase Agreement and (2) confirm the respective rights of RCA and Bank with respect to the Specified Account Receivables and any payments arising therefrom.

NOW, THEREFORE, in consideration of the promises, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Limited Lien Release. Bank hereby agrees that, following its receipt of a fully executed copy of this Agreement, Bank conditionally releases from the Bank Collateral solely those Specified Accounts Receivable which have been sold by Customer to RCA under the RCA Purchase Agreement.  For the avoidance of doubt, (a) RCA disclaims any interest of any nature whatsoever in and to any and all accounts receivable of Customer not otherwise constituting a Specified Account Receivable and (b) Bank shall maintain a security interest in and lien on all of the property of the Customer and the products and proceeds thereof, except for the Specified Accounts Receivable.   In the event that a court of competent jurisdiction or governmental authority determines that RCA did not purchase any Specified Accounts Receivable from the Customer, Bank agrees that RCA shall have a security interest in and lien upon such Specified Accounts Receivables and that the Bank shall have no security interest in and lien upon such Specified Accounts Receivables.

2.

No Default. Bank hereby agrees that execution of the RCA Purchase Agreement by the Customer, the Customer’s assignment to RCA of the right to receive payments in respect of the Specified Accounts Receivable and the sale of the Specified Accounts Receivable by the Customer to RCA

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pursuant to the RCA Purchase Agreement shall not constitute an event of default under the Bank Credit Agreement or, if any of the foregoing do constitute such an event of default, such event of default shall be waived by Bank.

3.

Amendment to RCA Purchase Agreement.  Each of RCA and Customer acknowledges that notwithstanding anything to the contrary contained in the RCA Purchase Agreement, the RCA Purchase Agreement is amended such that:  (a) the term “Account Debtor” under the RCA Purchase Agreement shall be limited solely and exclusively to the Transportation Security Administration and accordingly Customer shall not sell to RCA and RCA shall not purchase from Customer any accounts receivable from an account debtor other than the Transpiration Security Administration, (b) the terms “Eligible Receivables” and “Purchased Receivable” shall only include those accounts receivable with respect to which the Transportation Security Administration is the account debtor and (c) RCA shall have no interest (including, without limitation, a security interest or lien) of any nature whatsoever in, and no rights of any nature whatsoever under the RCA Purchase Agreement (including, without limitation, under Section 3.4 thereof) with respect to, any accounts receivable of Customer constituting Unpurchased Receivables, which such Unpurchased Receivables shall at all times constitute Bank Collateral.  A copy of the UCC-1 financing statement RCA shall be permitted to file against Customer is attached hereto as Exhibit B.

4.

Term. The term of this Agreement shall be from and after the date hereof through and including the earlier of (i) the date on which the Customer has fully satisfied its obligations to Bank pursuant to the terms and conditions of the Bank Credit Agreement and Bank has released its lien on the Bank Collateral or (ii) the date on which Customer has satisfied its obligations to RCA pursuant to the terms of the RCA Purchase Agreement and Customer has terminated the RCA Purchase Agreement (the “Term”).  Immediately upon the occurrence of the event described in the foregoing clause “(ii),” the Bank’s security interest and lien in the Specified Accounts shall automatically attach and Bank (a) shall no longer be deemed to have released from the Bank Collateral its security interest in and lien on the Specified Accounts Receivables and (ii) shall be permitted to take any and all such action as Bank shall deem necessary and appropriate to evidence Bank’s first priority perfected security interest in such Specified Accounts, including without limitation the filing of UCC financing statements.  In the event the Customer has satisfied its obligations to RCA pursuant to the terms of the RCA Purchase Agreement, the Customer has terminated the RCA Purchase Agreement, RCA has received payment in full for all purchased Specified Accounts Receivable and the Customer has not satisfied its obligations to Bank under the terms of the Bank Credit Agreement, then (i) this Agreement shall be deemed terminated, except as to any obligations due by RCA or Bank to the other under Section 7 hereof, and (ii) Bank shall no longer be deemed to have released from the Bank Collateral its security interest in and lien on the Specified Accounts Receivable.

5.

Forbearance.  During the Term, as between RCA and Bank, Bank shall not (a) notify the Transportation Security Administration that payment on any Specified Receivable is to be made to Bank; (b) collect, sue upon or otherwise exercise rights against any Specified Receivable; or (c) assert any claim for marshaling with respect to any Specified Receivable.  Likewise, during the term, as between Bank and RCA, RCA shall not (a) notify any Customer account debtor that payment on any Bank Collateral is to be made to RCA; (b) collect, sue upon or otherwise exercise rights against the Bank Collateral; or (c) assert any claim for marshaling with respect to the Bank Collateral.

6.

No Waiver. Nothing in this Agreement waives or impairs the respective rights of Bank or RCA under their agreements with Customer to receive payments on their debt and/or to exercise their rights and remedies (including, without limitation, foreclosure rights) in respect of (a) with respect to RCA, the Specified Accounts Receivable and (b) with respect of the Bank, the Bank Collateral, in each case in any manner not otherwise expressly prohibited by this Agreement.

7.

Receipt of Collateral. During the Term, if Bank receives or otherwise obtains the proceeds of any

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Specified Accounts Receivable, Bank shall turn over any such property to RCA as soon as is reasonably practicable.  To the extent any such Specified Receivable received by Bank contains any payment and/or back-up information received in connection therewith, Bank will forward such payment and/or back-up information as soon as reasonably practicable after receipt and identification to RCA at the following applicable address:

If Mailed:	If Via Wire Transfer:
Republic Capital Access, LLC 790 Station Street, 2nd Floor Herndon, VA 20170 Attn: Timothy Gilmore	RCA Funding, LLC Xenith Bank ABA#: 051409184 Acc#: 550468501

During the Term, if RCA receives or otherwise obtains the proceeds of any Bank Collateral, RCA shall turn over any such property to Bank as soon as is reasonably practicable.  To the extent any such Bank Collateral received by RCA contains any payment and/or back-up information received in connection therewith, RCA will forward such payment and/or back-up information as soon as reasonably practicable after receipt and identification to Bank at the following applicable address:

If Mailed:	If Via Wire Transfer:
BAM Administrative Service LLC 1370 Avenue of the Americas, 32nd Floor New York, New York 10019 Attention: Danny Saks	ABA#: Acc#:

8.

Representations and Warranties.

(a)

Each of the parties has had the opportunity to consult with legal counsel of such party’s choosing, this Agreement is satisfactory to each of the parties to this Agreement, and each such party understands the terms of this Agreement and intends to fully perform and be bound by this Agreement.

(b)

Each is an entity that it is duly created, validly existing and in good standing under the laws of the state of its organization and that the party signing on behalf of it is authorized on its behalf to execute and deliver this Agreement, and any other instrument executed and delivered in connection herewith, and upon such execution and delivery each such entity shall be bound by all such instruments.

(c)

Each of the parties hereto has the legal right, power, capacity and authority to enter into and perform such party’s covenants, obligations and agreements under this Agreement and the other instruments referenced herein and delivered pursuant hereto, all corporate, company, partnership and other actions required in connection with the authorization, execution, delivery and performance of this Agreement by such party have been duly taken.

(d)

No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution, delivery and performance by any party to this Agreement.

9.

Assignment of Credit Balances.  As security for the all obligations and liabilities of the Customer

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under the Bank Credit Agreement, the Customer hereby assigns, transfers and sets over unto the Bank, and hereby grants a security interest to the Bank in, all monies and credit balances now or hereafter due or to become due to Customer under the RCA Purchase Agreement.

10.

Advances and Repayments. RCA acknowledges that the Customer’s indebtedness under the Bank Credit Agreement may, from time to time, be paid in full and that additional indebtedness may arise thereafter as a result of additional extension of credit made under the Bank Credit Agreement to Customer.  RCA agrees that such advances, repayments and readvances shall not affect the respective rights of Bank and RCA under this Agreement.

11.

Notices. All notices, requests, demands or other communications required or permitted by or in connection with this Agreement, without implying the obligation to provide any such notice, request, demand or other communication, shall be in writing addressed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties hereto, as applicable, forwarded in like manner. Any such notice, request, demand or other communication shall be deemed to be effective one (1) day after dispatch if sent by telegram, mailgram, express mail or Federal Express, UPS or any other commercially recognized overnight delivery service or two (2) days after dispatch if sent by registered or certified mail, return receipt requested. Notwithstanding the foregoing, all notices, requests, demands or other communications shall be considered to be effective upon receipt if accomplished by hand delivery.

To Bank:	BAM Administrative Services LLC 1370 Avenue of the Americas, 32nd Floor New York, New York 10019 Attention: Danny Saks

To RCA:	Republic Capital Access, LLC 790 Station Street, 2nd Floor Herndon, VA 20170 Attn: Timothy Gilmore

12.

Notice of Acceptance.   Notice of acceptance of this Agreement is hereby waived by the parties hereto, and this Agreement and all of the terms and provisions hereof shall be immediately binding upon the parties hereto from the date of their execution hereof.

13.

Amendment to Financing Statement.  The Bank shall amend any UCC-1 financing statements filed by the Bank against Customer to release from the Bank Collateral covered thereby only those Specified Accounts Receivable sold by Customer to RCA, subject however to the refiling by the Bank in respect thereof in accordance with Section 4 hereof.

14.

Parties in Interest. This Agreement shall be binding upon and inure to the benefit of each party hereto and each of their respective successors and assigns, and nothing in this Agreement is intended to confer upon any other person, whether or not named herein, any rights or remedies of any nature whatsoever under or by reason of this Agreement.

15.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws and decisions of the Commonwealth of Virginia, without regard to its choice of law principles. Actions to enforce this Agreement shall be brought in the State or Federal courts located in the Commonwealth of Virginia.  The parties hereto waive all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute connected to, arising out of or related to this Agreement.

16.

Counterparts. This Agreement may be executed in any number of counterparts, by original or

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facsimile or electronic pdf signature, each of which when executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

17.

Defined Terms. Terms used in this Agreement for which meanings are provided in the UCC of the State of New York shall have such meanings unless a different meaning is given to such terms in this Agreement.

18.

Bank Purchase of Customer Accounts. Notwithstanding anything to the contrary in the Bank Credit Agreement, Bank acknowledges and agrees that it will not purchase any Specified Accounts during the term of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement, as of the date first above written.

BAM ADMINISTRATIVE SERVICES, LLC	REPUBLIC CAPITAL ACCESS, LLC
By: /s/ Daniel Saks	By: /s/ Timothy J. Gilmore
Name: Daniel Saks	Name: Timothy J. Gilmore
Its: President	Its: CFO

IMPLANT SCIENCES CORPORATION
By: /s/ Roger P. Deschenes
Name: Roger P. Deschenes
Its: Chief Financial Officer

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Exhibit A Specified Account Receivables

The Specified Accounts Receivable shall only consist of those Purchased Receivables purchased by RCA under and pursuant to the Purchase Agreement, and all proceeds thereof, but only to the extent the account debtor with respect thereto is the Transpiration Security Administration.

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